Exhibit 23.3

September 11, 2017

CombiMatrix Corporation

300 Goddard, Suite 100

Irvine, CA 92618

We hereby consent to the use of our opinion letter dated July 30, 2017 to the Board of Directors of CombiMatrix Corporation included as Annex B to the proxy statement/prospectus that forms a part of the Registration Statement on Form S-4 of Invitae Corporation, and to the description of such opinion and the references to our name contained in such proxy statement/prospectus and Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Securities Act”), or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Tim C. Opler, Ph.D.
Representative
Torreya Capital